Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on October 11, 2005

NCR Third-Quarter Earnings Better Than Expected

•	Teradata Data Warehousing delivers better-than-expected revenue and profit

•	Financial Self Service profitability improves significantly from second quarter of 2005

•	Cost reduction actions progressing ahead of schedule

•	Increasing 2005 full-year earnings guidance

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that it anticipates third-quarter earnings to be $1.16 to $1.18 per share, which includes $0.73 of earnings per share from the favorable settlement of prior-year tax audits. Excluding the benefit of the tax item(1), third-quarter earnings per share is expected to be $0.43 to $0.45, more than an 85 percent increase from earnings of $0.23 per share in the third quarter of 2004. NCR’s earnings guidance for the third quarter of 2005 was $0.28 to $0.33 per share.

NCR expects to report third-quarter revenue of approximately $1.49 billion to $1.50 billion, an increase of 3 percent from the third quarter of 2004. The year-over-year revenue increase included the benefit of 1 percentage point from foreign currency fluctuations.

Revenue and profitability in the company’s Teradata Data Warehousing business was stronger than anticipated as some transactions forecasted as fourth-quarter events were consummated in the third quarter. While revenue growth in Financial Self Service was less than previously expected, profitability improved significantly from the second quarter of 2005.

In addition, the company’s cost reduction actions are progressing ahead of schedule. Of the $350 million of cost reduction the company expected to achieve by the end of 2006, more than $300 million is now expected to be achieved by the end of 2005.

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Including the net benefit of non-operational items, NCR is increasing its earnings expectation for full-year 2005 to $2.53 to $2.58 per share from its previous guidance of $1.75 to $1.80 per share. Excluding the net benefit of these items(1), NCR is increasing its expectation for full-year earnings per share to the $1.52 to $1.57 range from its previous guidance of $1.47 to $1.52, which equates to more than a 60 percent improvement from NCR’s full-year 2004 earnings on a comparable basis(1).

The company now anticipates full-year 2005 revenue growth in its Teradata Data Warehousing business to be 7 percent to 8 percent due to better-than-expected results in the third quarter. Full-year revenue growth guidance for Financial Self Service is being lowered to 0 percent to 2 percent, due to less-than-expected growth from demand drivers, the effect of price erosion and the company’s continued focus on price discipline.

Reconciliation of GAAP to Non-GAAP Measures(1)

	Q3 2005 Forecast	Q3 2004 Actual	FY 2005 Forecast	FY 2004 Actual
Earnings Per Share (GAAP)	$1.16-$1.18	$0.23	$2.53-$2.58	$1.51
Benefit from the resolution of prior-year tax audits	0.73	—	1.07	0.44
Early retirement-related pension expense	—	—	(0.08)	—
Net gains from real estate transactions	—	—	0.06	0.05
Net effect of other non-operational items in 2005(2)	—	—	(0.04)	—
Benefit of other non-operational items in 2004 (3)	—	—	—	0.07

Adjusted Earnings Per Share (Non-GAAP)	$0.43-$0.45	$0.23	$1.52-$1.57	$0.95

(1)	While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, the company believes that the exclusion of certain non-operating items is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses its earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. This non-GAAP measure should not be considered as a substitute for or superior to earnings per share determined in accordance with GAAP.
(2)	Included in the first-quarter results was a $0.05 per-share charge to decrease the value of an equity investment which was partially offset by a $0.03 per-share benefit from the reduction of previously estimated accruals for purchased goods and services. The second quarter included a $0.02 charge related to the multi-year funding of NCR’s charitable foundation.
(3)	Items include the benefit of $0.01 from the receipt of an acquisition break-up fee, a $0.04 benefit from the release of a reserve held for exiting countries in the Middle East and Africa region and a $0.02 benefit from the recovery of a non-trade receivable which was previously reserved.

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NCR will provide more detailed information regarding its third-quarter results when it reports earnings on Oct. 27, 2005. The company will discuss its third-quarter results and its increased guidance for 2005 during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship Technology solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new

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products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.